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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF BATTLE FOWLER LLP]






                               February 5, 1998



Board of Directors
American General Hospitality Corporation
5605 MacArthur Blvd.
Suite 1200
Irving, Texas  75038

          Re:  American General Hospitality Corporation
               Registration Statement on Form S-3
               -----------------------------------------

Gentlemen:

          We are acting as counsel for American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with its Registration Statement on Form S-3, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission, with respect to the registration of up to 2,671,705 shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock") by the Company, pursuant to the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement") which were issued by the Company to certain investment funds and separate accounts advised by ABKB/LaSalle Securities Limited Partnership and/or LaSalle Advisors Limited Partnership.

          In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below.

          In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all
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                                                                February 5, 1998

documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

          We do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York and the federal law
of the United States.   With respect to matters of Maryland law, we have relied
exclusively on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel to the Company, a copy of which is attached hereto as Exhibit A. No
                                                              ---------
opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinions expressed herein under conflicts of law principles, rules and regulations or otherwise.

          Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

          2. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein and any prospectus supplement related thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                    Very truly yours,



                                    BATTLE FOWLER LLP